UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

HF FOODS GROUP INC
(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

19319 Arenth Avenue City of Industry, CA (Address of Principal Executive Offices)	91748 (Zip Code)

Registrant’s telephone number, including area code: (626) 338-1090

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01     Entry Into a Material Definitive Agreement

On September 1, 2021, HF Foods Group Inc. (the “Corporation”) executed a Continuing Guaranty Agreement dated as of August 2, 2021 (the “Guaranty”) in favor of JPMorgan Chase Bank, N.A. (the “Bank”) whereby the Corporation unconditionally guaranteed the performance and full payment of the Liabilities of four wholly owned subsidiaries of B&R Global Holdings, Inc. (“B&R”), which is a wholly owned subsidiary of the Corporation. The four subsidiaries of B&R whose Liabilities are guaranteed in the Guaranty are B&R Group Logistics Holding LLC, Mountain Food LLC, Rongcheng Trading, LLC, and Capital Trading, LLC (collectively, the “Borrowers”). The “Liabilities” guaranteed includes all debts, obligations, indebtedness and liabilities of the Borrowers, or any one or more of them, whether individual, joint and several, contingent or otherwise, now or hereafter existing in favor of the Bank, and includes indebtedness incurred following the date of the Guaranty. The current Liabilities arise out of a pre-existing loan and security agreement with the Bank dated February 23, 2018. As of September 1, 2021, a total of $2,080,061 is outstanding under such pre-existing obligation. No new amounts were borrowed in connection with the Guaranty.

The Guaranty also requires the Corporation to reimburse the Bank for any fees, charges, costs and expenses, including reasonable attorneys’ fees and court costs, that the Bank may pay in collecting from the Borrowers or the Corporation, and for liquidating any collateral (collectively, “Collection Amounts”), both before and after judgment. The Guaranty will remain in effect until payment in full of the following items (“Remaining Liabilities”) after termination of the Guaranty by the Corporation: (i) all Liabilities existing on the effective date of termination, (ii) all Liabilities to which the Bank has committed to advance or acquire prior to the effective termination date, (iii) all subsequent renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements and amendments (but not increases) of those Liabilities, (iv) all interest accruing on those Liabilities after the effective termination date and (v) all Collection Amounts incurred with respect to those Liabilities, on or after the effective termination date.

The Guaranty is furnished as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The foregoing description of the Guaranty does not purport to be complete and is qualified in its entirety by reference to the Guaranty.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01     Financial Statements and Exhibits

(a) Financial Statements of Business Acquired
Not applicable

(b) Pro Forma Financial Information
Not applicable

(c) Shell Company Transactions
Not applicable

(d) Exhibits

Exhibit Number	Description
10.1	Continuing Guaranty, dated August 2, 2021, executed by HF Foods Group Inc. in favor of JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: September 8, 2021	/s/ Kong Hian Lee
Kong Hian Victor Lee
Chief Financial Officer